EXHIBIT   3(i).4       Amended Articles of Incorporation filed July 25, 1998

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                               ARENA GROUP, INC..

     Pursuant to the applicable provisions of the Nevada Business Corporations Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:
     FIRST:  The present name of the Corporation is Arena Group, Inc.
     SECOND: The following amendment to its Articles of Incorporation was adopted by a majority vote of shareholders of the Corporation on July 25,1998 in the manner prescribed by Nevada law.

     1.  Article I is amended as follows:
                           ARTICLE I - CORPORATE NAME
     The name of the corporation (hereinafter referred to as the "Corporation") is Elligent Consulting Group, Inc.

     THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 1,594,225 shares.
      FOURTH:  The number of shares voted for such  amendment  was  1,049,202 or
65.8 percent of the shares entitled to vote and the number voted against such amendment was none, abstaining none.
      DATED this 27th day of July, 1998.


Attest:                                         ARENA GROUP, INC.

/s/ Denny W. Nestripke                          /s/ Lloyd T. Rochford
----------------------                          ---------------------
Secretary                                       President

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                                  VERIFICATION

      The undersigned being first duly sworn deposes and says that the undersigned is the Secretary of Arena Group, Inc. and that the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the amendment duly adopted by the shareholders of the Corporation.
      Dated:  July 27, 1998


                                     /s/ Denny W. Nestripke
                                     ----------------------
                                     Secretary

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ACKNOWLEDGMENT


State of California

County of Riverside


      On July 27, 1998 before me, Debbie L. Wood, Notary Public, personally appeared Lloyd T. Rochford and Denny W. Nestripke, personally known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons or the entity upon behalf of which the persons acted, executed the instrument.

      WITNESS my hand and official seal.


                                                  /s/ Debbie L. Wood
                                                  ------------------
                                                  Signature of Notary

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